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                                                                   EXHIBIT 10.65

                           LETTER OF CREDIT AGREEMENT


         This Agreement is by and between CALIFORNIA BEACH RESTAURANTS, INC., a California corporation ("CBR" or the "Company"), SEA VIEW RESTAURANTS, INC., a California corporation and wholly-owned subsidiary of CBR ("Sea View"), and the parties designated on the signature page hereto ("Providers"). The effective date of this Agreement is November 1, 1998.

         WHEREAS, pursuant to a Concession Agreement dated as of November 1, 1997 (the "Concession Agreement") by and between Sea View and the County of Los Angeles, State of California (the "County"), Sea View is required to provide a letter of credit in favor of the County to support Sea View's obligations under the Concession Agreement; and

         WHEREAS, Providers are willing to provide credit support for such letter of credit on behalf of Sea View;

         NOW, THEREFORE, in consideration of the promises and covenants contained herein, the parties hereby agree as follows:

         1. Letter of Credit. Providers hereby agree to provide the credit support for an irrevocable letter of credit in the form attached hereto as Exhibit A, securing Sea View's obligations under the Concession Agreement (the "Letter of Credit"). Providers agree to provide credit support for such Letter of Credit for a term expiring December 31, 1998, or such earlier date that Sea View notifies Providers in writing that the Letter of Credit may be terminated by Providers or the Line of Credit (defined below) is terminated (such expiration date or earlier termination date to be referred to as "Termination Date"). Provider shall not be obligated to extend the Letter of Credit beyond the Termination Date or cause to be replaced any amounts drawn by the County against the Letter of Credit.

         2. Fees and Costs. CBR shall pay all costs incurred by Providers with respect to this Agreement and the Letter of Credit, including the fees and expenses of the bank issuing the Letter of Credit, as well as Providers' reasonable attorney fees associated in negotiating and documenting the Letter of Credit and this Agreement.

         3. Compensation. In consideration for Providers agreeing to provide credit support for the Letter of Credit, CBR agrees to pay to Providers the following:

         (i) for the period November 1, 1998 through November 30, 1998, CBR agrees to pay Providers Sixteen Thousand Six Hundred Sixty Six Dollars and Sixty Seven Cents ($16,666.67) in cash, payable December 1, 1998;

         (ii) for the period December 1, 1998 through December 31, 1998, CBR agrees to pay Providers Sixteen Thousand Six Hundred Sixty Six Dollars and Sixty Seven Cents ($16,666.67) in cash, payable January 1, 1999; provided that if the Letter of Credit terminates subsequent to November 1,



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                  1998 and prior to December 31, 1998, the amount payable shall be prorated for the number of days the Letter of Credit was in place.

         4. Letter of Credit Draw Down. In the event the County draws down the Letter of Credit , the amount drawn down by the County (a "Draw Down") shall be automatically converted into a debt obligation of the Company and evidenced by a promissory note ("Note") substantially in the form set forth as Exhibit B attached hereto. At the request of Providers, the Company shall promptly file an application with the California Department of Corporations to qualify the issuance by the Company of a loan with substantially identical terms to the Note set forth in Exhibit B hereto, except that the interest rate shall be 12% per annum (a "Qualified Note"), and once qualified such Qualified Note shall replace the Note.

         5. Line of Credit. Although not contractually bound to do so, Provider or any of its affiliated entities may provide to the Companies a One Million Dollar ($1,000,000) line of credit (the "Line of Credit"). If the Line of Credit is in fact provided and terminated by the Company, Providers' obligation to provide credit support for the Letter of Credit shall automatically cease. In addition, the Line of Credit shall provide that an event of default with respect to payments due under the Note shall be deemed to be an immediate default under the Line of Credit.

         6. Miscellaneous

                  6.1 Amendment. Neither this Agreement nor any term hereof may be Amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

                  6.2 Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise.

                  6.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  6.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the address set forth opposite each such party's name on the signature page or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

                  6.5 Governing Law. This Agreement shall be governed by and


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construed in accordance with the laws of the State of California regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

                  6.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  6.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                     CALIFORNIA BEACH RESTAURANTS, INC.

                                     By: /s/ Samuel E. Chilakos
                                     -----------------------------------------
                                     Its: Vice President - Finance
                                         -------------------------------------

                                     Address: 17383 Sunset Boulevard, Suite 140
                                              Pacific Palisades, CA  90272
                                              Attention:  President

                                     PROVIDERS

                                     Overhead Partners, L.P., a California
                                     limited partnership

                                     By: /s/ J. Christopher Lewis
                                     -----------------------------------------
                                     Its: General Partner
                                         -------------------------------------

                                     Address: 300 S. Grand Avenue, 29th Floor
                                              Los Angeles, CA 90071




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                                                                       EXHIBIT A

                             [JP MORGAN LETTERHEAD]




                                                                __________, 1998

                                                  Letter of Credit No. PB-285466




County of Los Angeles
500 West Temple Street
Los Angeles, CA 90012


Gentlemen:

     In accordance with instructions received from our client, we hereby establish our Irrevocable Letter of Credit No. PB-285466 in your favor for the account of Overhead Partners, L.P. for the amount of U.S. $2,000,000.00 (TWO MILLION AND 00/100 DOLLARS) which is available for payment upon presentation of your right draft(s) drawn on us accompanied by your statement appropriately completed and purportedly signed by an authorized signatory of your company stating as follows,

         "There has been an Event of Default under the Concession Agreement by and between the County of Los Angeles ("County") and Sea View Restaurants, Inc. dated as of November 1, 1997, and $___________ is due and payable thereunder."

     Drafts drawn hereunder must be marked "Drawn under Morgan Guaranty Trust Company of New York, Letter of Credit Number PB-285466, dated ___________.

     In the event that County makes a total or partial drawing under this instrument, then a representative of the County may telephonically contact Morgan Guaranty Trust Company of New York at any reasonable time(s) during the following thirty (30) day period and shall be entitled to accurate information as to the remaining sums available under the Letter of Credit and whether or not the amount(s) previously drawn have been replenished.

     This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amplified or amended by reference to any document, instrument, or agreement referred to herein, and any such reference shall not be deemed to incorporate herein by reference to any such document, instrument, or agreement.



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     This Credit is subject to the Uniform Customs and Practices for Documentary
Credits, (1993 Revision), International Chamber of Commerce Publication No. 500.

     We hereby agree that all draft(s) drawn hereunder and in compliance with the terms and conditions of this Credit will be duly honored upon proper presentation and delivery of documents specified, if presented to Morgan Guaranty Trust Company of New York, c/o J.P. Morgan Services, Inc., 500 Stanton Christiana Road, Newark, Delaware 19713-2107, Attention Private Client Group, Letters of Credit, on or before the expiry date of December 31, 1998.

     We further agree to provide you with written notice of the impending expiry date of this Letter of Credit by certified mail to Stan Wisniowski, Director, Los Angeles County Department of Beaches and Harbors, 13837 Fiji Way, Marina del Rey, California 90292, to be delivered no more than thirty (30) and no less than twenty (20) days prior to the aforementioned October 31, 1998 expiry date.


                                        Yours very truly,

                                        /s/ [SIG]
                                        -------------------------------------
                                        Authorized Signature
                                        Private Client Group Letter of Credit
                                        (302) 634-2342



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                                                                       EXHIBIT B



                           SEA VIEW RESTAURANTS, INC.

                             SENIOR PROMISSORY NOTE

$2,000,000                                              LOS ANGELES, CALIFORNIA
                                                        November 1, 1998



         Sea View Restaurants, Inc., a California corporation (the "Company"), the principal office of which is located at 17383 Sunset Boulevard, Suite 140, Pacific Palisades, California 90272, for value received hereby promises to pay to _______________________ ______________, or its registered assigns, the sum of
Two Million Dollars ($2,000,000), or such lesser amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below. This Note is issued in connection with the transactions described in Section 4 of that certain Letter of Credit Agreement, dated as of November 1, 1998, between the Company, California Beach Restaurants, Inc., a California corporation and parent corporation of the Company (the "Parent"), and the Providers described therein, as the same may from time to time be amended, modified or supplemented (the "Letter of Credit Agreement").

         The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

         1. PAYMENT. The amount and date of any "Draw Down" of the Letter of Credit as set forth in the Letter Credit Agreement shall be noted on Exhibit A hereto. With respect to any particular Draw Down, all principal and interest shall be due and payable on the earlier to occur of (i) Ninety (90) days from the date of any such Draw Down or (ii) when declared due and payable by the Holder under the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder.

         2. INTEREST. The Company shall pay interest at the rate of ten percent (10%) per annum (the "Interest Rate") on the principal of this Note outstanding during the period beginning on the date of a Draw Down and ending on the date that the principal amount and interest with respect to any Draw Down becomes due and payable, but in no event shall such rate exceed the maximum lawful interest rate permitted by the laws of the State of California. If, for any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit




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of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if, for any circumstance, the holder hereof shall ever receive as interest an amount which would be excessive interest, said amount shall be applied to the reduction of the unpaid balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the Company and the Holders.

         3. EVENTS OF DEFAULT. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default"), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company.

         (i) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable; or

         (ii) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

         (iii) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company, such appointment or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

         4. PREPAYMENT. This Note may be prepaid at any time by the Company. The Company may at any time prepay in whole or in part the principal sum, plus accrued interest to date of payment, of this Note.

         5. LIMITATIONS ON DEBT: NEGATIVE PLEDGE. The Company may not incur any indebtedness for borrowed money. If the Company shall create or assume any indebtedness secured by any lien upon any of the Company's property or assets, whether now owned or hereafter acquired, the Company shall, at the request of

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Providers, make or cause to be made effective provision whereby the Notes will be secured equally with any and all other indebtedness thereby secured as long as any such other indebtedness shall be so secured.

         6. ASSIGNMENT. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         7. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

         8. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         10. FEES. If this Note is not paid when due, the Company agrees to pay all costs of collection and reasonable attorney fees incurred by the Holder, whether or not suit is filed.




         IN WITNESS WHEREOF, the Company has caused this Note to be issued this _______ day of ______________, _______.

                                        SEA VIEW RESTAURANTS, INC.

                                        By:
                                            ---------------------------------

                                        Its: President
                                            ---------------------------------



Name of Holder:
               ---------------------

Address:
        ----------------------------

------------------------------------



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